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                                                                   Exhibit 16.1


   KPMG Peat Marwick LLP

   150 Fayetteville Street Mall   Telephone 919 664 7100   Telefax 919 664 7250
   Suite 1200
   Post Office Box 29543
   Raleigh, NC  27828-0543





                                                               February 5, 1997


Securities and Exchange Commission
Washington, D.C. 20549


Ladies and Gentlemen:

We were previously principal accountants for EnSys Environmental Products, Inc. (now doing business as Strategic Diagnostics, Inc.) and, under the date of February 16, 1996, we reported on the consolidated financial statements of EnSys Environmental Products, Inc. and subsidiary as of and for the years ended December 31, 1995 and 1994. On January 29, 1997, our appointment as principal accountants was terminated. We have read Strategic Diagnostics, Inc.'s statements included under Item 4 of its Form 8-K dated January 29,
1997, and we agree with such statements, except that we not in a position to agree or disagree with Strategic Diagnostics, Inc.'s statement that the change was approved by the Board of Directors.


                                          Very truly yours,


                                         /s/ KPMG Peat Marwick LLP
                                        ---------------------------
                                             KPMG Peat Marwick LLP